                               SUBLEASE AGREEMENT

SUBLEASE AGREEMENT made this 26th day of August, 1997 by and between Gensym Corporation ("Sublessor") and Spaulding and Slye Services Limited Partnership ("Sublessee").

                                 WITNESSETH THAT

WHEREAS, pursuant to a lease dated January 1, 1995 and as amended by the First Amendment to Lease dated December 2, 1996, the Second Amendment to Lease dated January 24, 1997 and the Third Amendment to Lease dated January 24, 1997, between Gensym Corporation and CambridgePark One Limited Partnership, a copy of which is attached hereto as Exhibit A (the "Main Lease"), CambridgePark One Limited Partnership ("Landlord") leased 65,545 rentable square feet of office space at 125 CambridgePark Drive, more officially described in the Main Lease (the "Main Premises"), to Sublessor, as Tenant, for a term of approximately 6 years; and

WHEREAS, Sublessor has agreed to sublease approximately 18,523 rentable square feet of the Main Premises, which space is shown cross-hatched on Exhibit B attached hereto (the "Sublease Premises"), to Sublessee on the terms stated herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

1.   Premises. Sublessor hereby leases to Sublessee, and Sublessee hereby leases
     ---------
from Sublessor, the Sublease Premises. Sublessee shall have, as appurtenant to the Sublease Premises, rights to use in common with others entitled thereto, common lobbies, hallways, ramps, stairways and other common areas of the Building (as defined in the Main Lease), if, any; the common walkways and driveways necessary for access to the Building; and the HVAC systems and common utility equipment, pipes, ducts, conduits, wires and appurtenant equipment serving the Sublease Premises.

2.   Term.  To have and to hold for a term of 39 months commencing on
     -----
     October 1, 1997 and terminating on December 31, 2000, unless sooner terminated as herein provided (the "Term"). Commencing October 1, 1997, Sublessee shall lease and have access to 13,923 RSF and the balance of 4,600 RSF shall be leased by Sublessee and Sublessee shall have access to the entire 18,523 RSF as of November 1, 1997.

3.   Rent.  Sublessee covenants and agrees to pay to Sublessor as rent hereunder
     -----
     $29,586.38 for the month of October 1997, and commencing on November 1, 1997, equal monthly installments of $39,361.38 (The "Fixed Rent") and shall be payable in advance on the first day of each month of the Term at such place as Sublessor shall from time to time designate in writing. Notwithstanding anything herein to the contrary, Sublessor
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Sublease Agreement
Page 2 of 7


     agrees that Sublessee shall be obligated to pay Fixed Rent on 13,923 RSF commencing October 1, 1997 and 18,523 RSF commencing November 1, 1997 plus additional rent as set forth herein.

4.   Additional Rent. Sublessee covenants and agrees to pay the Sublessor, as
     ----------------
     additional rent, its proportionate share of any increase in Operating Expenses over $9.50 per rentable square foot as stated in Section 1.1 of the Lease between Gensym Corporation and CambridgePark One Limited Partnership dated January 1, 1995. Payment will made on or before the 30th day following receipt by the Sublessee of notice, in reasonable detail, that the increase has been paid or must be paid within thirty (30) days thereafter (Sublessor's Statement). The Sublessee shall be liable for such additional rent only as it relates to the period covered by this Sublease. Sublessee shall have no liability for additional rent attributable to periods prior to the commencement or subsequent to the expiration of the Term hereunder. Commencing October 1, 1997 and continuing until October 31, 1997 as used herein, Sublessee's "Proportionate Share" shall be the fraction comprised of 13,923 RSF (representing the square footage of the Subleased Premises) as the numerator and 65,545 square feet (representing the total square footage of the Main Premises) as the denominator. Commencing November 1, 1997 and continuing until the Sublease termination date as used herein, Sublessee's "Proportionate Share" shall be the fraction comprised of 18,523 RSF (representing the square footage of the Subleased Premises) as the numerator and 65,545 square feet (representing the total square footage of the Main Premises) as the denominator.

5.   Electricity. Subessee covenants to pay to Sublessor, as additional rent,
     ------------
     its proportionate share of Annual Estimated Electrical Costs of $.85 per square foot as stated in Section 1.1 of the Lease between Gensym Corporation and CambridgePark One Limited Partnership dated January 1, 1995.

6.   Additional Sublessee Covenants. Sublessee hereby covenants:
     -------------------------------

     a. To comply with the terms and provisions of the Main Lease, to the extent the same are not inconsistent with the terms and provisions of this Sublease Agreement, and to do nothing which will subject the Main Lease to termination by Landlord under the provisions of the Main Lease.

     b. To maintain the Sublease Premises in the same conditions as they are at the commencement of the Term, reasonable wear and tear, damage by fire and other casualty excepted. In the event that Sublessee

Sublease Agreement
Page 3 of 7


          defaults in its obligations under this paragraph (b), Sublessor may cure such default, in which event Sublessee shall reimburse Sublessor for any costs incurred by Sublessor to cure such default.

     c. To remove all of Sublessee's goods and effects from the Sublease Premises at the termination of this Sublease Agreement and to deliver to Sublessor the Sublease Premises in the same condition as they are at the commencement of the Term, or as they were put in during the Term, reasonable wear and tear, damage by fire or other casualty excepted.

     d. To indemnify and hold the Sublessor harmless from and against any claim arising from Sublessee's use of the Sublease Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Sublessee on or about the Sublease Premises, or arising from any breach of Sublessee's obligations hereunder, and from any claim for injury or damage to any person or property while on or about the Sublease during the term of this Sublease.

     e. Sublessee shall maintain comprehensive general liability insurance indemnifying Sublessor and Sublessee against any liabilities assumed by Sublessee hereunder in amounts which shall, at the beginning of the Term, be not less than those limits set forth in Section 1.1 of the Main Lease, and from time to time during the Term, in amounts which are customarily carried in the Boston area on property similar to the Building and used for similar purposes.

7.   Condition of the Premises. By its execution hereof, Sublessee acknowledges
     --------------------------
     that it accepts the Sublease Premises in an "as is" condition.

8.   Fire, Casualty and Eminent Domain. In the event the Sublease Premises, or a
     ----------------------------------
     portion thereof, are rendered substantially unsuitable for their intended use by fire or other casualty or are taken by eminent domain, a just and proportionate abatement of rent shall be made to the extent Sublessor is entitled to an abatement of rent under the Main Lease.

9.   Default and Enforcement. It is agreed that the relationship between, and
     ------------------------
     the rights of, Sublessor and Sublessee shall, with respect to enforcement of the provisions of this Sublease Agreement and termination hereof, be governed by Article IX of the Main Lease as if they were Landlord and Tenant respectively.

Sublease Agreement
Page 4 of 7


10.  Estoppel Certificate. Sublessee agrees, from time to time, upon not less
     ---------------------
     than fifteen (15) days' prior written request by Sublessor, to execute, acknowledge and deliver to Sublessor a statement in writing, addressed to such party as Sublessor shall designate in its notice to Sublessee, certifying that this Sublease Agreement is unmodified and in full force and effect and that Sublessee has no defenses, offsets or counterclaims against its obligations to pay the fixed rent and additional rent and to perform its other covenants under this Sublease Agreement (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), the dates to which the fixed rent and additional rent have been paid and a statement that Sublessor is not in default hereunder (or if in default, the nature of such default, in reasonable detail).

     Any statement delivered pursuant to this Section 10 may be relied upon by any prospective purchaser or mortgagee of the Sublease Premises.

11.  Sublease Subordinate. This Sublease Agreement shall be subject and
     ---------------------
     subordinate to any mortgage now or hereafter placed on the Main Premises, or any portion or portions thereof or interest therein. This paragraph 11 shall be self-operative and no further instrument of subordination shall be required.

12.  Waiver of Subrogation. Any insurance carried by either party with respect
     ----------------------
     to the Main Premises (or any portion thereof) and property therein or occurrences thereon shall, if it can be so written without additional premium, or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.


13.  Assignment and Subletting.  Notwithstanding anything contained in the Main
     --------------------------
     Lease to the contrary, Sublessee shall have the right to Sublease all or any portion of the Sublease Premises provided (i) Sublessee does not further

Sublease Agreement
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     sublease the Premises during the first twelve (12) months of the term, and
     (ii) Sublessee shall provide Sublessor with a written notice of its intent to sublease.

14.  Right to Recapture. Upon said written notice as provided for in Paragraph
     -------------------
     13, Sublessor shall have the right to recapture the premises by providing Sublessee with written notice within ten business (10) days of its intent to recapture the premises.

15.  Relationship between Sublessor and Sublessee. The parties hereto agree that
     ---------------------------------------------
     the relationship between Sublessor and Sublessee hereunder shall, except as otherwise provided herein, be governed by the provisions of the Main Lease as if they were Landlord and Tenant under the Main Lease.


16.  Notices. All notices required or permitted hereunder shall be in writing
     --------
     and shall be deemed duly served if and when delivered by hand or mailed by registered, certified or express mail, postage prepaid, return receipt requested and addressed:


          If to Sublessor:          Gensym Corporation
                                    Attention:  CFO
                                    125 CambridgePark Drive
                                    Cambridge, MA  02140


          If to Sublessee:          Spaulding and Slye Services Limited
                                     Partnership
                                    Attention:  CFO
                                    125 CambridgePark Drive
                                    Cambridge, MA  02140



     Any of the persons named in this Section 16 may change the address for notices by written notice sent to each of the other persons at the addresses as set forth herein.

17.  Severability. If any provision of this Sublease Agreement shall to any
     -------------
     extent be determined by any court of competent jurisdiction to be invalid or unenforceable for any reason, the parties agree to amend this Sublease

Sublease Agreement
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     Agreement so as to effectuate the original intent of the Sublessor and
     Sublessee. There are no oral or written agreements between Sublessor and Sublessee affecting this Sublease Agreement.

18.  Amendment.  This Sublease Agreement may not be amended, altered, or
     ----------
     modified except by instrument in writing and executed by Sublessor and Sublessee.


19.  Governing Law. This Sublease Agreement shall be governed by and construed
     --------------
     in accordance with the laws of the State of Massachusetts.


20.  Bind and Inure. This Sublease Agreement shall be binding upon and inure
     ---------------
     to the benefit of the parties hereto and their respective successors and assigns.

     Notwithstanding anything herein to the contrary, no partner, general or limited, of Sublessee shall be personally liable for the observance or performance of Sublessee's obligations hereunder, all such liability being limited to the assets of Sublessee.

21. Sublessee hereby indemnifies Sublessor from any obligations Sublessor may have to reimburse the Landlord for legal fees in connection with the Landlord's consent of this Sublease.

Sublease Agreement
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EXECUTED under seal this 29th day of August, 1997.


                           Sublessor:       Gensym Corporation

                                                 /s/ Richard M. Darer
                                            ------------------------------

                                                   Richard M. Darer,
                                              Vice President of Finance
                                              and Administration and CFO
                                            ------------------------------
                                             (Please print name and title)




EXECUTED under seal this 26th day of August, 1997.


                           Sublessee:       Spaulding and Slye Services Limited
                                            Partnership

                                                  /s/ Peter A. Bailey
                                            ------------------------------

                                                    Peter A. Bailey,
                                                     Vice President
                                            ------------------------------
                                              (Please print name and title)

Exhibit B
18,523 rsf
cross-hatched for exhibit purposes only.


0       16      32ft
|   |   |       |
-----------------
THIRD FLOOR



                     [Drawing of Floor Plan appears here]






[Logo of Spaulding&Slye appears here]      [Logo of Cambridge Park appears here]